Exhibit 10.1

FIRST AMENDMENT TO THE

RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 18, 2024, is entered into by and among the following parties:

(i)	GRAY AR, LLC, Seller;

(ii)	GRAY TELEVISION, INC. (“Gray”), as initial Master Servicer;

(iii)	BANK OF AMERICA, N.A. (“BofA”), as a Purchaser;

(iv)	TRUIST BANK (“Truist”), as a Purchaser;

(v)	REGIONS BANK (“Regions”), as a Purchaser; and

(vi)	WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent and as a Purchaser.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.

BACKGROUND

A.         The Seller, the Master Servicer, BofA, Truist, Regions and Wells have entered into a Receivables Purchase Agreement, dated as of February 23, 2023 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

B.          The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.

SECTION 2.    Representations and Warranties of the Seller and the Master Servicer. The Seller and the Master Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)     Representations and Warranties. The representations and warranties made by it in the Receivables Purchase Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)    Power and Authority; Due Authorization. It (i) has all necessary corporate or limited liability company power and authority, as applicable to (A) execute and deliver this Amendment and (B) perform its obligations under this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents to which it is a party.

(c)     No Conflict or Violation. The execution and delivery of this Amendment by it and the performance of the transactions contemplated by this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents and the fulfillment of the terms of this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Operating Agreement, or any indenture, sale agreement, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Adverse Claim (other than any Permitted Adverse Claim) upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents or (iv) conflict with or violate any Communications Law or any other material Applicable Law respecting the Seller, the Master Servicer or any other Gray Party.

(d)     No Event of Termination. No Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from this Amendment or the transactions contemplated hereby.

(e)     Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(f)     Termination Date. The Termination Date has not occurred.

SECTION 3.    Effect of Amendment; Ratification. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, and all references in any other Transaction Document to “the Receivables Purchase Agreement”, “thereof”, “therein”, or in each case words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein. The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received each of the following:

(a)    counterparts to this Amendment executed by each of the parties hereto; and

(b)    a pro-forma Monthly Report, prepared after giving effect to this Amendment and the transactions contemplated hereby.

SECTION 5.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.    Transaction Document. This Amendment shall each be a “Transaction Document” for purposes of the Receivables Purchase Agreement and each other Transaction Document.

SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 9.    CONSENT TO JURISDICTION.

(a)     EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)     EACH OF THE SELLER AND THE MASTER SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02 OF THE RECEIVABLES PURCHASE AGREEMENT. NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 11.   Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

SECTION 12.   Reaffirmation of the Performance Guarantee. The Performance Guarantor hereby consents to this Amendment.  Immediately after giving effect to this Amendment, all provisions of the Performance Guarantee shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guarantee and acknowledges that the Performance Guarantee has continued and shall continue in full force and effect in accordance with its terms.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRAY AR, LLC By: /s/ James C. Ryan Name: James C. Ryan Title: Vice President and Treasurer

GRAY TELEVISION, INC., as the Master Servicer and as Performance Guarantor By: /s/ James C. Ryan Name: James C. Ryan Title: Executive Vice President and Chief Financial Officer

First Amendment to the Receivables Purchase Agreement

WELLS FARGO BANK, N.A., as Administrative Agent By: /s/ Taylor Cloud Name: Taylor Cloud Title: Director

WELLS FARGO BANK, N.A., as a Purchaser By: /s/ Taylor Cloud Name: Taylor Cloud Title: Director

First Amendment to the Receivables Purchase Agreement

BANK OF AMERICA, N.A., as a Purchaser By: /s/ Ross Glynn Name: Ross Glynn Title: Senior Vice President

First Amendment to the Receivables Purchase Agreement

TRUIST BANK, as a Purchaser By: /s/ Paul Cornely Name: Paul Cornely Title: Vice President

First Amendment to the Receivables Purchase Agreement

REGIONS BANK, as a Purchaser By: /s/ Mimi Bulow Name: Mimi Bulow Title: Vice President

First Amendment to the Receivables Purchase Agreement

EXHIBIT A
Amendments to Receivables Purchase Agreement

(Attached)

Exhibit A

~~EXECUTION VERSION~~EXHIBIT A TO AMENDMENT 1, DATED JUNE 18, 2024

RECEIVABLES PURCHASE AGREEMENT

Dated as of February 23, 2023

by and among

GRAY AR, LLC,
as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Purchasers,

WELLS FARGO BANK, N.A.,
as Administrative Agent,

and

GRAY TELEVISION, INC.,
as initial Master Servicer

“Debt” shall mean, with respect to any Person, without duplication, whether or not contingent, (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument; provided that, for the avoidance of doubt, “Debt” shall not include the deferred purchase price of property or services (including, without limitation, trade payables arising in the ordinary course of business) which are payable over a period of one (1) year or less), (b) all Capitalized Lease Obligations of such Person, (c) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit or bankers’ acceptances, (d) all net payment obligations incurred by any such Person pursuant to Hedge Agreements, (e) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, provided that if such obligation shall not have been assumed by such Person and is otherwise limited in recourse only to property of such Person securing such obligation, the amount of such obligation shall not exceed the lesser of (i) the fair market value of the property of such Person securing such obligation as determined by such Person in good faith and (ii) the amount of such obligation so secured, (f) all obligations of such Person with respect to any Qualified Securitization Financing (as defined in the Gray Credit Agreement) or Receivables Facility (as defined in the Gray Credit Agreement); (g) all obligations of such Person with respect to Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon and (h) to the extent not otherwise included, any Guaranty by such Person with respect to liabilities or obligations of any other Person of the type described in clauses (a) through (g) above. For purposes hereof, (i) the amount of Debt represented by Hedge Agreements shall be equal to (A) zero if such Hedge Agreement has been incurred pursuant to clause (b)(i) of Section 7.1 of the Gray Credit Agreement or (B) the notional amount thereof if such Hedge Agreement is incurred otherwise and (ii) the Debt of any Person shall include any recourse Debt of any partnership in which such Person is a general partner.

“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last ~~four~~five (~~4~~5) months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring ~~four~~five (~~4~~5) months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable:

(a)    as to which any Obligor thereof has suffered an Insolvency Proceeding that has occurred and is continuing;

(b)    which, consistent with the Credit and Collection Policy, should be written off as uncollectible;

(c)    that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or

(d)    as to which any payment, or part thereof, remains unpaid for ~~121~~151 days or more from the original invoice date (or in the case of an Eligible Retransmission Receivable, following the last day of the month in which the related programing was broadcast or permitted to be broadcast) for such Receivable.

“Defaulting Purchaser” means any Purchaser that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Investments (or the Capital thereof) or (ii) pay over to any Purchaser Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Purchaser notifies the Administrative Agent and the Seller in writing that such failure is the result of such Purchaser’s determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Seller or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Purchaser’s determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Investment under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its obligations to fund prospective Investments under this Agreement, provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) receipt of such written confirmation by the Administrative Agent and the Seller, or (d) has, or has a direct or indirect parent company that has become the subject of an Insolvency Proceeding; provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser.

“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at such time, divided by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original billing date for such Receivable.

“Deposit Balance” means, as of any date of determination, the aggregate amount of security deposits and other deposits (including amounts that constitute refunds owed to the or transaction, for which its property would constitute unreasonably small capital in light of the contemplated business operations of such Person and after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Special Obligor” means any of the Obligors set forth below:

Special Obligor	Concentration Percentage
Special Obligor A	12.0%
~~Special Obligor B~~	~~80%~~

;provided, however, that the Concentration Percentage of any Special Obligor may be cancelled by the Administrative Agent or any Purchaser in its sole discretion upon not less than ten (10) Business Days’ written notice to the Seller and the Administrative Agent and upon such cancellation the Concentration Percentage for such Special Obligor shall be determined pursuant to clause (b) of the definition of “Concentration Percentage” hereunder.

“Special Obligor A” has the meaning set forth on Schedule VI.

~~“Special Obligor B” has the meaning set forth on Schedule VI.~~

“Station” shall mean each of the television stations owned and operated by the Gray Parties.

“Station Servicing Arrangement” means any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which any Gray Party provides services or obtains the right to provide programming to, or sells advertising availabilities on, a television broadcast station of another Person (other than any Gray Party).

“Station Sharing Arrangement” means any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which a Person, other than any Gray Party, provides services or obtains the right to provide programming to, or sells advertising availabilities on, a Station.

“Stress Factor” means 2.00.

“Subordinated Note” has the meaning set forth in the Sale Agreement.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such shall resign as Master Servicer, and no successor Master Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

(b)    any representation or warranty made or deemed made by any Gray Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Gray Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made or delivered, unless such representation or warranty relates solely to one or more specific Pool Receivables and the Seller (or the Originator or the Master Servicer) makes a Deemed Collection payment with respect to such Pool Receivable when and to the extent required by the Transaction Documents;

(c)    the Seller or the Master Servicer shall fail to deliver a Monthly Report or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d)    this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any other Sold Assets or Seller Collateral, free and clear of any Adverse Claim (other than Permitted Adverse Claims);

(e)    (i) any Gray Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any Insolvency Proceeding shall be instituted by or against the Seller; (iii) or any Insolvency Proceeding shall be instituted by or against any other Gray Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) any Gray Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)    as of the end of any Calculation Period, (i) the average of the Delinquency Ratios for the three Calculation Periods then most recently ended shall exceed ~~15.0~~20.0%, (ii) the average of the Default Ratios for the three Calculation Periods then most recently ended shall exceed 6.0% or (iii) the average of the Dilution Ratios for the three Calculation Periods then most recently ended shall exceed 5.0%;

(g)    a Change in Control shall occur;

SCHEDULE III

Notice Addresses

(A)    in the case of the Seller, at the following address:

Gray AR, LLC

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Attention: ~~James C. Ryan~~Jeff Gignac

Telecopy: (404) 261-9607

Email: ~~Jim~~Jeff.~~Ryan~~Gignac@>gray.tv

with a copy to:

c/o Gray Media Group, Inc.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Attention: General Counsel

Telecopy:

Email: legalnotices@gray.tv

and

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Todd Roach

Telephone: (404) 581-8274

Telecopy: (404) 581-8003

Email: troach@jonesday.com

(B)    in the case of the Master Servicer, at the following address:

Gray Television, Inc.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Attention: ~~James C. Ryan~~Jeff Gignac

Telecopy: (404) 261-9607

Email: ~~Jim~~Jeff.~~Ryan~~Gignac@>gray.tv

with a copy to:

Gray Media Group, Inc.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Schedule III-1

SCHEDULE VI
Special Obligors

“Special Obligor A” means Charter Communications, Inc. and its Affiliates

~~“Special Obligor B” means DISH Network Corporation and its Affiliates~~

Schedule VI-1